EXHIBIT 23.1


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the inclusion in this Post-Effective Amendment No. 1 to the registration statement on Form S-8 of our report dated March 28, 2002, except with respect to the matters discussed in Note 14 as to which the date is May 24, 2002, and to all references to our Firms included in or made part of this registration statement.


                                Paris, France
                                June 6, 2002




/s/ RSM Salustro Reydel                    /s/ Barbier Frinault & Cie

RSM Salustro Reydel                        Barbier Frinault & Cie
                                           A member firm of Andersen Worldwide